Exhibit 10.12
FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT
     THIS FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Agreement”) is entered into this 11th day of May, 2007, by and between ALSIUS CORPORATION., a California corporation (“Borrower”), and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender, and as Administrative Agent (“Administrative Agent”).
Recitals
     A. Administrative Agent and Borrower have entered into that certain Credit and Security Agreement dated as of February 22, 2007 (as the same may from time to time be amended, modified, supplemented or restated, the “Credit Agreement”). Administrative Agent has extended credit to Borrower for the purposes permitted in the Credit Agreement.
     B. Borrower has requested that Administrative Agent amend the Credit Agreement to (i) increase the amount that can be borrowed under the Term Loan, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.
     C. Administrative Agent has agreed to so amend certain provisions of the Credit Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this Agreement, including its preamble and recitals, shall have the meanings given to them in the Credit Agreement.
     2. Amendments to Credit and Security Agreement.
          2.1 Section 1.1 (Certain Defined Terms).
          (a) The following term and its respective definition set forth in Section 1.1 is amended in its entirety and replaced with the following:
     “Term Loan Commitment” means the sum of each Lender’s Term Loan Commitment Amount, which is equal to Ten Million Dollars ($10,000,000).
          (b) The following terms and their respective definitions are hereby added to Section 1.1:
     “Subsequent Financing” means receipt by the Principal Borrower of Subordinated Debt from the Principal Borrower’s investors of not less than $2,000,000,

and receipt by the Administrative Agent of a Subordination Agreement duly executed by the parties providing the Subordinated Debt and the Borrowers.
          “Tranche One Advance” has the meaning set forth in Section 2.1(a)(i).
          “Tranche Two Advance” has the meaning set forth in Section 2.1(a)(i).
          2.2 Section 2.1 (Term Loan).
          (a) Section 2.1(a)(i) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
          (i) Term Loan Amounts. On the terms and subject to the conditions set forth herein, the Lenders hereby agree to make to Borrowers a term loan in an original principal amount equal to the Term Loan Commitment (“Term Loan”). Each Lender’s obligation to fund the Term Loan shall be limited to such Lender’s Term Loan Commitment Percentage, and no Lender shall have any obligation to fund any portion of any Term Loan required to be funded by any other Lender, but not so funded. No Borrower shall have any right to reborrow any portion of the Term Loan that is repaid or prepaid from time to time. The Term Loan shall be funded in two (2) tranches. The initial tranche shall be advanced on the Closing Date in an aggregate amount not to exceed Eight Million Dollars ($8,000,000) (the “Tranche One Advance”). The second tranche shall be advanced no later than May 11, 2007 in an aggregate amount not to exceed Two Million Dollars ($2,000,000) (the “Tranche Two Advance”). Borrowers shall deliver to Administrative Agent a Notice of Borrowing with respect to the proposed Term Loan advance, such Notice of Borrowing to be delivered no later than noon (Chicago time) two (2) Business Days prior to the funding date of the applicable Term Loan advance.
          (b) Section 2.1(a)(ii)(A) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
               (A) There shall become due and payable, and Borrowers shall repay the Tranche One Advance through, scheduled payments as set forth on Schedule 2.1 attached hereto. There shall come due and payable, and Borrower shall repay the Tranche Two Advance upon the earlier to occur of (a) the Ithaka Merger Transaction or (b) the Subsequent Financing. Notwithstanding the above, the outstanding principal amount of the Term Loan shall become immediately due and payable in full on the Termination Date.
          2.3 Section 2.2 (Interest, Interest Calculations and Certain Fees). The third sentence of Section 2.2(d) is hereby amended in its entirety and replaced with the following:
Notwithstanding the above, the prepayment fee provided for in this Section 2.2(d) shall not apply to or be assessed upon (i) any timely repayment of the Tranche Two Advance made by Borrowers pursuant to Section 2.1(a)(ii)(A), or (ii) any prepayment made by Borrowers pursuant to Section 2.1(a)(ii)(B)(i) (relating to casualty proceeds).
          2.4 Commitment Annex. The Commitment Annex attached to the Credit Agreement as Annex A is hereby replaced in its entirety with the Commitment Annex attached hereto as Annex A.
          2.5 Notice of Borrowing. The Notice of Borrowing attached to the Credit Agreement is hereby replaced in its entirety with the Notice of Borrowing attached hereto as Exhibit D.
     3. Representations and Warranties. To induce Administrative Agent to enter into this Agreement, Borrower hereby represents and warrants to Administrative Agent as follows:
          3.1 Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Financing Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
          3.2 Borrower has the power and due authority to execute and deliver this Agreement and to perform its obligations under the Credit Agreement;
          3.3 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Credit Agreement have been duly authorized by all necessary action on the part of Borrower;
          3.4 The organizational documents of Borrower delivered to Administrative Agent on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
          3.5 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Credit Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
          3.6 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Credit Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made;

          3.7 This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and
     4. Limitation of Amendments.
          4.1 The amendments set forth in Section 2, above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Financing Document, or (b) otherwise prejudice any right or remedy which Administrative Agent may now have or may have in the future under or in connection with any Financing Document.
          4.2 This Agreement shall be construed in connection with and as part of the Financing Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Financing Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
     5. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     6. Effectiveness. This Agreement shall be deemed effective upon (a) the due execution and delivery to Administrative Agent of this Agreement by each party hereto, (b) Borrower’s payment of a non-refundable amendment fee in an amount equal to One Hundred Fifty Thousand Dollars ($150,000) (the “Amendment Fee”); provided, however, that such Amendment Fee shall not constitute a “prepayment” of the Term Loan for purposes of Section 2.2(d) of the Credit Agreement, (c) Administrative Agent’s receipt of the Acknowledgment of Amendment and Reaffirmation of Subordination Agreement substantially in the form attached hereto as Schedule 1, duly executed and delivered by Borrower and each Subordinated Creditor named therein, (d) Administrative Agent’s receipt of the Amended and Restated Term Note substantially in the form attached hereto as Schedule 2, duly executed and delivered by Borrower, (e) Administrative Agent’s receipt of all necessary approvals of the shareholders and the board of directors of the Borrowers with regard to the increase in the Term Loan amount and the other modifications to the Credit Agreement described above, (f) Administrative Agent’s receipt of an opinion letter from Borrowers’ counsel restating (in light of the increase of the Term Loan amount and other modifications of the Credit Agreement described above) the opinions rendered by Borrowers’ counsel as of the Closing Date, and (g) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Agreement.
     7. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Illinois.

     8. Integration. This Agreement and the Financing Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, and negotiations between the parties about the subject matter of this Agreement, and the Financing Documents merge into this Agreement and the Financing Documents.
[Signature page follows.]

     In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BORROWER: ALSIUS CORPORATION
By:	/s/ William Worthen
	Name:	William Worthen
	Title:	CEO

ADMINISTRATIVE AGENT: MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent and a Lender
By:	/s/ Maurice Amsellem
	Name:	Maurice Amsellem
	Title:	VP

Schedule 2